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                                Baker & McKenzie
                                805 Third Avenue
                            New York, New York 10022








                                               July 1, 1997



SFX Broadcasting, Inc.
150 East 58th Street, 19th Floor
New York, New York  10155

                  RE: REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-29825)
                      -------------------------------------------------------

Gentlemen:

                  As counsel to SFX Broadcasting, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-3 (File No. 333- 29825) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 62,792 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), which may be distributed, sold or otherwise transferred from time to time by and for the account of the holders thereof (the "Selling Stockholders").

                  In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended to date, its By-Laws, as amended to date, resolutions of its Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Class A Common Stock as we have deemed appropriate for purposes of rendering this opinion.

                  In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

                  Based upon the foregoing examination, and the information thus supplied, it is our opinion that the shares of Common Stock to be offered by the Selling Stockholders have been validly issued and are fully paid and nonassessable.



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SFX Broadcasting, Inc.
July 1, 1997
Page 2

                  We hereby expressly consent to the reference to our Firm in the Registration Statement under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate government agency.

                                           Very truly yours,

                                           /s/ Baker & McKenzie

HMB/GG